AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


     This Amendment No. 1 to the Stock Purchase Agreement dated as of December 16, 2004 (the "Purchase Agreement") among Science Dynamics Corporation, a corporation existing under the laws of Delaware (the "Purchaser"), Systems Management Engineering, Inc., a corporation existing under the laws of the Commonwealth of Virginia (the "Company"), and the shareholders of the Company identified on Exhibit A attached thereto (collectively the "Sellers"), is dated January 26, 2005.

                                   WITNESSETH:

     WHEREAS, on December 16, 2004, the Purchaser, the Company and the Sellers entered into the Purchase Agreement, a copy of which is annexed hereto as Exhibit A; and

     WHEREAS, the parties now desire to amend the Purchase Agreement as hereinafter set forth to correct certain provisions relating to the sale of shares of common stock, $.01 par value, of the Company (the "Shares") and the Purchase Price described in the Purchase Agreement;

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchase Agreement is hereby amended as follows:

     1. All capitalized terms not defined herein shall have the meanings of the ascribed to such terms in the Purchase Agreement.

     2. The first WHEREAS on page 1 of the Purchase Agreement is hereby amended to be and read as follows:

     "WHEREAS, the Sellers own an aggregate of 4,177,500 shares of common stock, $.01 par value (the "Shares"), of the Company, which Shares constitute approximately eighty-two percent (82%) of the issued and outstanding shares of capital stock of the Company on a fully diluted basis; and"

     3. Section 2.1 of the Purchase Agreement is hereby amended to be and read as follows:

     "2.1   Amount   of   Purchase    Price;    Payment   of   Purchase   Price.


     (a) The aggregate initial purchase price for the Shares shall be an amount equal to $3,095,650 (the "Initial Purchase Price"). $1,547,825 of the Initial Purchase Price shall be paid in cash on the Closing Date to the Sellers which shall be paid by the delivery to Sellers of certified or bank cashier's checks, or at the Sellers' option, by wire transfer of immediately available funds into accounts designated by Sellers and allocated among the Sellers in accordance with their pro rata ownership of the Shares as set forth in Exhibit A hereto. The remaining $1,547,825 of the Initial Purchase Price shall be paid by the issuance to the Sellers within fifteen (15) business days after the Closing Date of 15,478,251 shares of the Purchaser's common stock (the "Purchase Shares").

     (b) Purchaser shall cause an audit to be completed on the Company's financial statements for the twelve (12) month period ending December 31, 2005 no later than April 15, 2006. Purchaser shall pay Sellers up to an additional $1,547,825 (the "Additional Purchase Price") upon the Company reaching the following goals for the twelve (12) month period ending December 31, 2005, where "EBITDA" represents earnings before interest, tax, depreciation and amortization, and before any marketing and/or selling expenses which have been incurred in connection with the Company's technology products and which marketing and/or selling expenses have been incurred in accordance with the budget mutually approved by Purchaser and the Sellers and attached hereto as
Schedule 2.1(b):

          (i) If the Company's EBITDA is less than $500,000, then Purchaser shall not be obligated to pay any Additional Purchase Price to Sellers;

          (ii) If the Company's EBITDA is equal to or greater than $500,000 and less than $750,000, the Purchaser shall pay Sellers and Additional Purchase Price equal to $193,478.13;

          (iii) If the Company's EBITDA is equal to or greater than $750,000 and less than $1,000,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $386,956.25;

          (iv) If the Company's EBITDA is equal to or greater than $1,000,000 and less than $1,250,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $580,434.38;

          (v) If the Company's EBITDA is equal to or greater than $1,250,000 and less than $1,500,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $773,912.50; and

          (vi) If the Company's  EBITDA is equal to or greater than  $1,500,000,
the  Purchaser  shall  pay  Sellers  an  Additional   Purchase  Price  equal  to
$1,547,825.

The Additional Purchase Price, if any, shall be paid to the Sellers in cash no later than fifteen (15) business days after April 15, 2006, which shall be paid by the delivery to Sellers of certified or bank cashier's checks, or at the Sellers' option, by wire transfer of immediately available funds into accounts designated by Sellers and allocated among the Sellers in accordance with their pro rata ownership of the Shares as set forth in Exhibit A hereto. In the event that any payments due under this Section 2.1(b) are not made, Sellers may deliver written notice of such fact to Purchaser in accordance with Section
10.10 hereof and Purchaser shall have ten (10) calendar days from the date that it receives such notice to cure the nonpayment. If Purchaser does not cure any nonpayment in accordance with this Section 2.1(b), then: (A) Purchaser shall immediately issue to Sellers such number of shares of Purchaser's common stock equal to the Additional Purchase Price divided by eighty-five percent (85%) of the average daily weighted volume average price of Purchaser's common stock for the fifteen (15) trading days prior to April 15, 2006; and (B) Sellers shall have the right to appoint one natural person to Purchaser's board of directors for a period of one year."

4. Section 10.3 of the Purchase Agreement is hereby amended to be and read as follows:

                  "10.3 Expenses.

     Purchaser shall issue 1,000,000 shares of Purchaser's common stock and shall pay $100,000 cash to David Kaye for financial advisory services rendered to the Company and to Sellers in connection with this Agreement. In addition, Purchaser shall issue 75,000 shares of Purchaser's common stock and shall pay $7,500 cash to Robert Horner for legal services rendred to the Company and to Sellers in connection with this Agreement. Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses."

     5. The following Sellers are hereby added as parties to the Purchase Agreement and hereby agree to all terms of the Purchase Agreement in the form attached hereto as Exhibit A, as amended by this agreement: William F. Blocher, Jr.; J. Mark Elliott; Daniel C. Melchior; J. Robert Newton; and Quinn, Racusin & Gazzola Chartered.

     6. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

     (B) Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Purchase Agreement to the "Agreement," "hereinafter," "herein," "hereinafter," "hereunder," "hereof," or words of like import shall mean and be a reference to the Purchase Agreement as amended by this agreement.

     (C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of the date first stated above.


                          SCIENCE DYNAMICS CORPORATION


                           By:/s/ Alan Bashforth
                               ------------------
                                Alan Bashforth,
                                Chief Executive Officer

                           SYSTEMS MANAGEMENT ENGINEERING, INC.


                           By:/s/ Herbert B. Quinn, Jr.
                              ------------------------
                              Herbert B. Quinn, Jr.
                              Chief Executive Officer


                          [SELLERS' SIGNATURES FOLLOW]

SELLERS


By:  /s/ Herbert B. Quinn, Jr.
    -------------------------
Name:  Herbert B. Quinn, Jr.

No. of Shares:     1,682,500

Cash Portion of Initial Purchase Price:  $623,390.93

Purchase Shares:  6,233,909



By:  /s/ Eric D. Zelsdorf
     --------------------
Name:  Eric D. Zelsdorf

No. of Shares:  1,575,000

Cash Portion of Initial Purchase Price:  $583,560.60

Purchase Shares:  5,835,606



By:  /s/ Elizabeth L. Quinn
    -----------------------
Name:  Elizabeth L. Quinn

No. of Shares:     100,000

Cash Portion of Initial Purchase Price:  $37,051.47

Purchase Shares:  370,515



By:  /s/ Barbara Schipper
    ---------------------
Name:  Barbara Schipper

No. of Shares:     115,000

Cash Portion of Initial Purchase Price:  $42,609.19

Purchase Shares:  426,092



By:  /s/ Ellwood H. Witt, Jr.
    -------------------------
Name:  Ellwood H. Witt, Jr.

No. of Shares:     305,000

Cash Portion of Initial Purchase Price:  $113,006.97

Purchase Shares:  1,130,070



By:  /s/ William F. Blocher, Jr.
    ----------------------------
Name:  William F. Blocher, Jr.

No. of Shares:     250,000

Cash Portion of Initial Purchase Price:  $92,628.67

Purchase Shares:  926,287



                [SELLERS' SIGNATURES CONTINUE ON SUBSEQUENT PAGE]
                              SELLERS (CONTINUED)

By:  J. Mark Elliott
    -----------------
Name:  J. Mark Elliott

No. of Shares:     30,000

Cash Portion of Initial Purchase Price:  $11,115.44

Purchase Shares:  111,154



By:  /s/ Daniel C. Melchior
    -----------------------
Name:  Daniel C. Melchior.

No. of Shares:     60,000

Cash Portion of Initial Purchase Price:  $22,230.88

Purchase Shares:  222,309



By:  /s/ J. Robert Newton
    ---------------------
Name:  J. Robert Newton

No. of Shares:     45,000

Cash Portion of Initial Purchase Price:  $16,673.16

Purchase Shares:  166,732



QUINN, RACUSIN & GAZZOLA CHARTERED

By:  /s/ John H. Quinn, Jr.
    -----------------------
Name:  /s/ John H. Quinn, Jr.

Title:   President

No. of Shares:  15,000

Cash Portion of Initial Purchase Price:  $5,557.72

Purchase Shares:  55,577

                                    Exhibit A
                            Stock Purchase Agreement